Exhibit 10.1



                       Deferral Plan for Senior Executive
                       Officers of Triarc Companies, Inc.



                           Effective December 14, 2000




                                TABLE OF CONTENTS

                                                            Page

ARTICLE I

     Definitions..............................................

ARTICLE II

     Deferred Bonus Accounts..................................

ARTICLE III
     Payment of Deferred Bonus Accounts.......................

ARTICLE IV
     Vesting..................................................

ARTICLE V
     Funding; ERISA Status....................................

ARTICLE VI
     Administration...........................................

ARTICLE VII
     Amendment; Termination; Mandatory Distribution...........

ARTICLE VIII
     General Provisions.......................................





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                                   ARTICLE I
                                   Definitions

         1.1. As used in the Plan, the following terms shall have the meanings hereinafter set forth:

         "Approved  Investment"  means  any  financial  instrument  which (i) is susceptible to reasonably ascertainable periodic valuations without the necessity of the Company hiring a valuation expert for such purpose, (ii) is available for purchase by the Trust contemporaneously with the decision by a Participant or an investment manager to deem a Deferred Bonus Account to be invested in such financial instrument pursuant to Section 2.2, and (iii) may be liquidated by the Trust for an amount approximating its current stated valuation in a reasonable time or title of which is assignable no less often than once per month at the option of the Committee to an applicable Participant; provided, however, that clauses (ii) and (iii) shall not apply in the case of any Deferred Bonus Account which is not intended by the Company to be replicated in the Trust. The Committee shall have the authority to deny Approved Investment status to any particular financial instrument, at its sole discretion.

         "Beneficiary" means any person(s) or legal entity(ies) designated by a Participant, or otherwise determined to be a Participant's Beneficiary, in accordance with Section 8.6.

         "Bonus" means the Initial Bonuses, and any other bonus awarded to a Participant and designated by the Committee to be a Bonus for purposes of the Plan.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         "Committee" means the Compensation Committee of the Board of Directors of the Company.

         "Company" means Triarc Companies, Inc., and its successors and assigns.

         "Deferred Bonus Account" means one or more bookkeeping accounts established and maintained by the Company to reflect Bonuses deferred under the Plan, as adjusted from time to time for earnings and investment gains and losses. A separate Deferred Bonus Account shall be maintained for each Bonus deferred hereunder.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Financial Hardship" means severe financial hardship to a Participant resulting from a sudden and unexpected illness or accident of the Participant or a dependent, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. The circumstances that will constitute a Financial Hardship will depend upon the facts of each case and will be determined by the Committee in its sole discretion.

         "Initial May Bonus" means the deferred bonus awarded to Participant Peter May on December 14, 2000 by action of the Committee.

         "Initial Peltz Bonus" means the deferred bonus awarded to Participant Nelson Peltz on December 14, 2000 by action of the Committee.

         "Participant" means Nelson Peltz, Peter May and any other senior executive officer of the Company designated by the Committee as a Participant in the Plan. A person shall cease to be a Participant when all the benefits to which he is due have been paid in accordance with the terms of the Plan.

         "Plan" means this Deferral Plan for Senior Executive Officers of Triarc Companies, Inc., as embodied herein and as amended from time to time.

         "Separation from Service" means a determination by the Committee that a Participant's employment with the Company and all members of its consolidated Federal income tax filing group has terminated for any reason.

         "Trust" means any so-called "rabbi trust" established by the Company with the intention of satisfying the Company's obligations in respect of one or more Deferred Bonus Accounts.

         Wherever any words are used herein in the masculine gender, they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form, they shall be construed as though they were also used in the plural form in all cases where they would so apply.

                                   ARTICLE II
                             Deferred Bonus Accounts

         2.1. The Committee shall establish and maintain a Deferred Bonus Account for each Bonus deferred under the Plan.

         2.2. The Deferred Bonus Account of each Participant shall be deemed invested in any combination of (i) to the extent a Participant requests, Approved Investments selected by an investment manager chosen by the Company and reasonably acceptable to the Participant, and (ii) to the extent a Participant does not request the appointment of an investment manager, Approved Investments selected by the Participant. The Participant or the investment manager, as the case may be, may elect to change his or its investment election as to the relevant portion of a particular Deferred Bonus Account at any time and from time to time without limitation. In the case of any Deferred Bonus Account intended by the Company to be replicated in a Trust, any change in deemed investments shall not be effective until such Trust has replicated such change through the actual purchase and sale of Approved Investments. The value of a Deferred Bonus Account shall be adjusted from time to time to reflect the investment earnings, gains, losses and any applicable costs and expenses of the applicable Approved Investments, as if the Deferred Bonus Account were actually invested therein. In the case of any Deferred Bonus Account intended to be replicated in a Trust, it is the intention of the Company that the value of such Deferred Bonus Account on the books of the Company be equal to the value of the actual Approved Investments related thereto in such Trust. Notwithstanding the above, each of the Initial May Bonus and the Initial Peltz Bonus shall be deemed uninvested (with no investment earnings, gains, losses, costs or expenses) from December 14, 2000 through January 22, 2001.

                                  ARTICLE III
                       Payment of Deferred Bonus Accounts

         3.1 (a) Subject to Section 3.1(b), each Participant shall receive a payment in cash or Approved Investments, or any combination thereof, from the Company equal to the value of each of his Deferred Bonus Accounts upon the earliest of (i) as to any particular Deferred Bonus Account, the first business day in January of the fourth calendar year following the calendar year in which the Bonus to which such Deferred Bonus Account relates is awarded to the Participant; (ii) no later than five business days following the Participant's Separation from Service (including on account of death, in which case payment will be made to the Participant's Beneficiary); and (iii) such time as the Committee determines that such payment would be deductible by the Company for Federal income tax purposes without regard to the limitation of Code ss.162(m).

         (b) A Participant may, on or before the June 30 preceding the payment date specified in clause (i) of Section 3.1(a), elect to defer such date from one to three additional whole years, and such elected date shall thereafter constitute the applicable date for purposes of such clause (i). This Section 3.1(b) may be utilized by a Participant more than one time. No election under this Section 3.1(b) shall affect the timing of payment of the amount in a Deferred Bonus Account pursuant to clauses (ii) or (iii) of Section 3.1(a). Any election made under this Section 3.1(b) must be communicated to the Committee in writing prior to the applicable deadline.

         3.2 Payments under the Plan shall be considered compensation to a Participant when paid, subject to all applicable federal, state and local income taxes, withholding and reporting.

         3.3 Notwithstanding anything herein to the contrary, a Participant may request and receive a hardship distribution of all or a portion of the amount credited to his Deferred Bonus Accounts if the Participant demonstrates, to the satisfaction of the Committee, that he has suffered a Financial Hardship. A hardship distribution request must be made on the form provided by the Committee and shall be subject to any rules established by the Committee governing hardship distributions. The amount distributed to a Participant pursuant to this
Section 3.3 cannot exceed the lesser of (a) the aggregate balance in all of the Participant's Deferred Bonus Accounts, or (b) the amount necessary to satisfy the Participant's Financial Hardship. Distributions may not be made pursuant to this Section 3.3 to the extent that the Participant's Financial Hardship is or may be relieved (i) through reimbursement or compensation by insurance or otherwise or (ii) by liquidation of the Participant's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship. No distribution under this Section 3.3 may be made prior to the time the Committee approves the distribution.

         3.4 Any payment made to a Participant or his Beneficiary pursuant to the terms of the Plan shall reduce by a corresponding amount the balance in the applicable Deferred Bonus Account, and shall constitute a complete discharge of the obligations of the Company and the Committee with respect thereto.

         3.5 Any payment made to a Participant or his Beneficiary pursuant to the terms of the Plan shall be in cash or Approved Investments, or any combination thereof, which have been held by the Company or in a Trust for purposes of replicating the Deferred Bonus Account to which such payment relates, as selected by the Committee in its sole discretion.

                                   ARTICLE IV
                                     Vesting

         4.1 A Participant shall at all times be fully vested in his Deferred Bonus Accounts.

                                   ARTICLE V
                              Funding; ERISA Status

        5.1 All amounts credited under the Plan shall be payable solely from the general assets of the Company (which shall include, for this purpose, the assets of each Trust created pursuant to Section 5.3). The Participants shall have the status of general unsecured creditors of the Company with respect to the Company's obligation to make payments under the Plan.

         5.2 All amounts credited to Participants' Deferred Bonus Accounts shall, at all times, be subject to the risk of the Company's business and may be deposited in an account or accounts in the Company's name in any bank or trust company.

         5.3 The Company is not required to fund or otherwise segregate assets for payment of the benefits hereunder. Notwithstanding the preceding sentence, it is hereby acknowledged that the Company may create one or more Trusts to hold assets which may be used for the discharge of its obligations under the Plan. Such assets shall be available solely to (i) discharge the Company's obligations under the Plan and (ii) satisfy any claims of the Company's creditors in the event of the Company's insolvency or bankruptcy, under the terms and conditions described in the trust agreement establishing any such Trust. It is further acknowledged that (i) funds in an amount not less than $7.5 million have been contributed to a Trust, and that the Company intends that such Trust use such funds to replicate the Deferred Bonus Account relating to the Initial May Bonus, and (ii) funds in an amount of not less than $15.0 million have been contributed to another Trust, and that the Company intends that such other Trust use such funds to replicate the Deferred Bonus Account relating to the Initial Peltz Bonus. Each Trust is intended to be a "grantor trust" within the meaning of Code ss.ss.671-679, and is intended to be structured so that no Participant will recognize any income for Federal income tax purposes on account of any such Trust unless and until such Participant receives a distribution of benefits under the Plan.

         5.4 The Plan is not intended to be subject to ERISA. If the Plan is determined by the Committee, upon the advice of counsel, to be subject to ERISA, then the Plan is intended to be unfunded and maintained primarily to provide deferred compensation benefits for "a select group of management or highly compensated employees" within the meaning of Sections 201, 301 and 401 of ERISA, and therefore to be exempt from Parts 2, 3, and 4 of Title I of ERISA.

         5.5 If and only if it is determined by the Committee that the Plan is subject to ERISA, this Section 5.5 shall apply. Upon the submission of a claim for benefits under the Plan by a Participant, the Committee shall make a determination as to the merits of the claim. The Committee must give written notice to the Participant of the approval or denial of the claim within 90 days after the claim is filed with the Committee (180 days if special circumstances exist, with written notice to the Participant of the delay). In the event of a denial, such notice must set forth (i) the specific reason or reasons for the denial, (ii) the specific Plan provisions on which the denial is based, (iii) any additional material or information necessary for the Participant to perfect the claim and an explanation of why such material or information is necessary, and (iv) an explanation of the Plan's claim review procedure. Following the receipt of such denial, the Participant may (i) request a review of the denial by filing a written application for review with the Committee within 60 days after receipt of such denial, (ii) request a review of documents considered by the Committee pertinent to the claim at such reasonable time and location as shall be mutually agreeable to the Participant and the Committee, and (iii) submit issues and comments in writing to the Committee relating to the Committee's review of the denial. After consideration of the request for review, the Committee shall make a determination and render a final written decision to the Participant by registered mail within 60 days after receipt of the request for review of the denial (except that such period may be extended to 120 days if special circumstances exist, with written notice to the Participant of the delay). Such final decision must contain the specific reasons for the decision and references to the pertinent provisions of the Plan.

                                   ARTICLE VI
                                 Administration

        6.1 The complete authority to control and manage the operation and administration of the Plan and the responsibility for carrying out its provisions belongs to the Committee. The Committee is authorized to interpret the Plan, to make, amend and rescind such rules as it deems necessary for the proper administration of the Plan, to make all other determinations necessary or advisable for the administration of the Plan and to correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent that the Committee deems desirable to carry the Plan into effect. The powers and duties of the Committee shall include:

            a. Determining the amount of benefits payable to Participants and authorizing and directing the Company with respect to the payment of benefits under the Plan;

            b. Construing and interpreting the Plan whenever necessary to carry out its intention and purpose and making and publishing such rules for the regulation of the Plan as are not inconsistent with the terms of the Plan; and

            c. Compiling and maintaining all records it determines to be necessary, appropriate or convenient in connection with the administration of the Plan.

         6.2 Any act which the Plan authorizes or requires the Committee to do may be done by a majority of its members. The action of such majority, expressed by a vote at a meeting or in writing without a meeting, shall constitute the action of the Committee and shall have the same effect for all purposes as if assented to by all members of the Committee.

         6.3 The members of the Committee may authorize one or more of their number to execute or deliver any instrument, make any payment or perform any other act which the Plan authorizes or requires the Committee to do.

         6.4 The Committee may employ counsel and other agents and may procure such clerical, accounting, and other services as they may require in carrying out the provisions of the Plan.

         6.5 No member of the Committee shall receive any compensation for his services as such. All expenses of administering the Plan, including but not limited to, fees of accountants and counsel, and all expenses relating to any Trust, shall be paid by the Company.

         6.6 The Company shall indemnify and save harmless each member of the Committee against all expenses and liabilities arising out of membership on the Committee in respect of any actions taken or not taken in connection with the Plan, excepting only expenses and liabilities arising from his own gross negligence or willful misconduct, as determined by the Board of Directors of the Company (excluding for this purpose any member of the Committee as to which such determination relates, and excluding any Participant). Notwithstanding the above, this Section 6.7 is not intended to limit any right of indemnification which any member of the Committee may have under the Certificate of Incorporation or By-Laws of the Company or otherwise.

                                  ARTICLE VII
                 Amendment; Termination; Mandatory Distribution

         7.1 The Company, by action of the Committee, may at any time or from time to time modify or amend any or all of the provisions of the Plan or may at any time terminate the Plan; provided, however, that no action taken shall adversely affect the rights of any Participant hereunder to amounts due and payable to such Participant at the time such action is taken, unless the Participant otherwise consents thereto.

         7.2 Notwithstanding anything contained herein to the contrary, the Company shall immediately pay to a Participant any portion of any of the Participant's Deferred Bonus Accounts (i) which has been determined by the Internal Revenue Service or a taxing authority of another jurisdiction, in a manner which cannot be appealed or as to which the time to appeal has expired, to be currently taxable to the Participant or to have been taxable to the Participant in a prior taxable year or (ii) as to which the Committee has been presented an opinion of counsel reasonably acceptable to the Committee that such portion is more likely than not then currently taxable to the Participant or was taxable to the Participant in a prior taxable year.

                                  ARTICLE VIII
                               General Provisions

         8.1 No Participant, Beneficiary or employee of the Company or any of its affiliates shall have any right to any payment or benefit hereunder except to the extent herein provided.

         8.2 The employment rights of any Participant shall not be enlarged, guaranteed or affected by reason of any of the provisions of the Plan.

         8.3 Except as otherwise provided in the Plan, no right or benefit under the Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge such right or benefit shall be void. No such right or benefit shall in any manner be liable for or subject to the debts, liabilities or torts of a Participant.

         8.4 If the Committee determines that any person to whom a payment is due hereunder is a minor or incompetent by reason of physical or mental disability, the Committee shall have the power to cause the payments then due to such person to be made to another for the benefit of the minor or incompetent, without responsibility of the Company or the Committee to see to the application of such payment, unless claim prior to such payment is made therefor by a duly appointed legal representative. Payments made pursuant to such power shall operate as a complete discharge of the Company and the Committee as to the amount so paid.

         8.5 The validity of the Plan or any of its provisions shall be determined under, and it shall be construed and administered according to, the laws of the state of New York, unless preempted by ERISA.

         8.6  Each  Participant  may  designate,  in writing and in the form of
Exhibit I hereto, any person(s) or legal entity(ies), including his estate, as his Beneficiary under the Plan. A Participant may at any time revoke his designation of a Beneficiary or change his Beneficiary at any time prior to his death by filing with the Committee the appropriate beneficiary designation form. If no person or legal entity shall be designated by a Participant as his Beneficiary or if no designated Beneficiary survives him, his Beneficiary shall be his estate. To be effective, any designation or revocation of Beneficiary must be on the appropriate form provided by the Committee and on file with the Committee prior to the date of the Participant's death. The provisions of the Plan shall be binding on the Participant, the Company, and their respective heirs, executors, administrators, successors and assigns.

         8.7 The Plan shall become effective as of December 14, 2000 and shall continue in effect thereafter until terminated in accordance with its terms.

As authorized pursuant to a resolution of the Compensation Committee of the Board of Directors of Triarc Companies, Inc. at a meeting held on December 14, 2000.

By:/s/ Brian L. Schorr
   ---------------------------------
    Name: Brian L. Schorr
    Title:   Executive Vice President






                                                              Exhibit I

                         Form of Beneficiary Designation

                  Pursuant to Section 8.6 of the Deferral Plan for Senior Executive Officers of Triarc Companies, Inc. (the "Plan"), I hereby designate _____________ as my "Beneficiary" (as defined in the Plan) for purposes of the Plan. This designation shall supersede and replace any prior Beneficiary designation I have made for purposes of the Plan.

                                            Signature:
                                                      -----------------------
                                                      Name:
                                            Dated:
                                                  --------------------------